Exhibit 99.1

STEC Announces Fourth Quarter and Full-Year 2009 Results – ZeusIOPS SSD Initial Adoption Enables Record Revenue, Margin and EPS for Full-Year 2009

Board of Directors Has Approved the Repurchase of Up to $80 Million of Company’s Common Shares

SANTA ANA, Calif., February 23, 2010 — STEC, Inc. (Nasdaq:STEC) announced today the Company’s financial results for the fourth quarter and full-year ended December 31, 2009.

Revenue for the fourth quarter of 2009 was $106.0 million, an increase of 86.3% from $56.9 million for the fourth quarter of 2008.

GAAP gross profit margin was 50.9% for the fourth quarter of 2009, compared to 27.8% for the fourth quarter of 2008. GAAP diluted earnings per share from continuing operations was $0.47 for the fourth quarter of 2009, compared to $0.00 for the fourth quarter of 2008.

Non-GAAP gross profit margin was 51.0% for the fourth quarter of 2009, compared to 32.3% for the fourth quarter of 2008.

Non-GAAP diluted earnings per share from continuing operations was $0.51 for the fourth quarter of 2009, compared to $0.05 for the fourth quarter of 2008. GAAP results in the fourth quarter of 2009 included employee stock compensation, restructuring costs and class action securities and shareholder derivative litigation expenses.

Revenue for full-year 2009 was $354.2 million, an increase of 55.8% from $227.4 million for 2008. GAAP gross profit margin was 47.7% for 2009, compared to 31.3% for 2008. GAAP full-year 2009 diluted earnings per share from continuing operations was $1.41, compared to full-year 2008 diluted earnings per share from continuing operations of $0.08. Non-GAAP gross profit margin was 48.4% for the full-year 2009. Non-GAAP diluted earnings per share from continuing operations was $1.61 for the full-year 2009.

On February 22, 2010, the Company’s Board of Directors reaffirmed its plan to proceed from time to time, depending on market conditions and other factors, with repurchases of up to $80 million of the Company’s common stock under previously authorized share repurchase programs. Share repurchases will be made in open market or privately negotiated transactions in compliance with Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended. There is no guarantee as to the exact number of shares, if any, that will be repurchased by the Company and the Company may discontinue purchases at any time that the Company determines that additional purchases are not warranted.

Business Outlook

“During 2009 we achieved the highest revenue, gross profit margin and earnings per share in our Company’s nearly 20-year history,” said Manouch Moshayedi, STEC’s Chairman and Chief Executive Officer.

“Among our accomplishments for 2009 were: successfully transferring our manufacturing capacity to Malaysia, resulting in lower overhead and a lower corporate effective tax rate; expanding and advancing the development of our SSD product portfolio and successfully qualifying our SSD products at many of the key original equipment manufacturers (OEM) in the Enterprise-Storage markets.

“We believe that the first half of 2010 will be a trough period for our business due to an inventory carryover by our largest customer. Although, we believe the marketing programs that we implemented last quarter have had a positive effect on the sell-through of SSDs, based on our best estimates we now anticipate this inventory carryover to continue to negatively impact our sales to this customer during the first half of 2010, as we do not expect any meaningful production orders from this customer during that time.

“We have been working diligently to increase SSD sales to other major customers by introducing new marketing incentive programs for 2010. We expect to start experiencing the benefits of these efforts during the second half of this year.”

“We firmly believe that we are still in the beginning stages of the adoption of SSDs by the Enterprise markets. Despite the near-term challenges, we believe that as the benefits of SSDs become more widely understood, and the growth curve of SSD adoption accelerates we will be in an ideal position to take full advantage and make significant gains.”

“The management and the Board of Directors believe in the long-term value of our Company, and have approved the repurchase of up to $80 million of Company’s common shares on the open market.”

Guidance

“We currently expect first quarter of 2010 revenue to range from $33 million to $35 million with diluted non-GAAP loss per share to range from $0.11 - $0.13.”

Conference Call

STEC will hold an open conference call to discuss results for the fourth quarter and full year 2009. The call will take place today at 1:30 p.m., Pacific/ 4:30 p.m., Eastern. The call-in numbers for the conference are (877) 645-6380 (United States and Canada) and (914) 495-8562 (International).

Webcast

This call will be webcast. The webcast can be accessed by clicking on the gray “Nasdaq:STEC” tab at the top of the home page at www.stec-inc.com. The webcast will be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. is a leading global provider of solid-state drive technologies and solutions tailored to meet the high-performance, high-reliability needs of original equipment manufacturers (OEMs). With headquarters in Santa Ana, California and locations worldwide, STEC leverages almost two decades of solid-state drive knowledge and experience to deliver the industry’s most comprehensive line of solid-state drives to the storage industry.

For information about STEC and to subscribe to the Company’s “Email Alerts” service, please visit our web site at

www.stec-inc.com, click the “Nasdaq:STEC” tab at the top of the page and then click “Email Alerts.”

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP financial measures (non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude start-up costs related to the Company’s Malaysia facility, employee stock compensation, employee severance, a warranty claim, global tax restructuring expenses, IP litigation costs, hiring and recruiting fees incurred for key research and development employees, special charges for restructuring, class action securities and derivative action litigation costs, Malaysian government incentive grant income and the short-term impact of the global tax restructuring on the Company’s effective tax rate. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of customer audit approvals for the Malaysia facility which would impact the ramp up of production, registration costs for new entities related to our global tax restructuring and unexpected delays in shipping new products developed by our foreign subsidiaries in lower tax jurisdictions than the United States. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter’s non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning future Company and SSD growth, customers’ acceptance of SSDs, the impact of customer inventory on STEC in the first and second quarters of 2010, the effectiveness of sales and marketing initiatives, and expected first quarter 2010 revenue and earnings per share. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although STEC believes that the forward looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2009	December 31, 2008
ASSETS:
Current Assets:
Cash and cash equivalents	$135,658	$33,379
Short-term investments	10,000	—
Accounts receivable, net of allowances of $3,557 at December 31, 2009 and $1,196 at December 31, 2008	78,373	43,516
Inventory	42,739	63,985
Deferred income taxes	—	1,302
Other current assets	2,840	7,872

Total current assets	269,610	150,054

Leasehold interest in land	2,543	2,587
Property, plant and equipment	39,911	44,406
Intangible assets	292	573
Goodwill	1,682	1,682
Other long-term assets	5,076	2,720
Deferred income taxes	6,448	4,407

Total assets	$325,562	$206,429

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$29,911	$13,097
Accrued and other liabilities	$14,070	$10,339

Total current liabilities	43,981	23,436

Long-term income taxes payable	2,986	1,430
Commitments and contingencies	—	—
Shareholders’ Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 50,284,438 shares issued and outstanding as of December 31, 2009 and 48,429,348 shares issued and outstanding as of December 31, 2008	50	48
Additional paid-in capital	154,087	129,670
Retained earnings	124,458	51,845

Total shareholders’ equity	278,595	181,563

Total liabilities and shareholders’ equity	$325,562	$206,429

STEC, INC.

UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net revenues	$106,004	$56,915	$354,183	$227,445
Cost of revenues	52,078	41,070	185,236	156,358

Gross profit	53,926	15,845	168,947	71,087

Sales and marketing	5,387	4,803	20,352	19,045
General and administrative	8,157	7,499	28,543	25,476
Research and development	9,969	6,190	27,481	21,081
Special charges	(125)	—	3,408	—

Total operating expenses	23,388	18,492	79,784	65,602
Operating income (loss)	30,538	(2,647)	89,163	5,485
Other income (loss)	(15)	66	601	1,380

Income (loss) from continuing operations before provision for income taxes	30,523	(2,581)	89,764	6,865
Provision (benefit) for income taxes	6,015	(2,407)	18,221	2,714

Income (loss) from continuing operations	24,508	(174)	71,543	4,151
Discontinued operations:
Income from operations of Consumer Division (including gain on disposal of $8,005 in 2007)	2,194	9	1,838	238
Provision for income taxes	909	6	768	97

Income from discontinued operations	1,285	3	1,070	141

Net income (loss)	$25,793	$(171)	$72,613	$4,292

Net income per share:
Basic:
Continuing operations	$0.49	$—	$1.45	$0.09
Discontinued operations	0.02	—	0.02	—

Total	$0.51	$—	$1.47	$0.09

Diluted:
Continuing operations	$0.47	$—	$1.41	$0.08
Discontinued operations	0.03	—	0.02	—

Total	$0.50	$—	$1.43	$0.08

Shares used in per share computation:
Basic	50,264	50,125	49,350	49,956

Diluted	51,601	50,547	50,896	51,132

The non-GAAP financial measures included in the following tables are non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations, which adjust for the following items: (a) start-up costs related to the Company’s Malaysia facility, (b) employee stock compensation expense, (c) employee severance, (d) warranty claim, (e) global tax structuring costs, (f) IP litigation costs, (g) hiring and recruiting fees incurred for key research and development employees, (h) special charges related to restructuring costs, (i) class action securities and derivative action litigation costs, (j) Malaysia government incentive grant income and (k) the short-term impact of the global tax restructuring on the Company’s effective tax rate. Management believes these non-GAAP financial measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core, recurring operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

a)	The Malaysia facility start-up costs relate primarily to expenses associated with our manufacturing facility in Penang, Malaysia in which construction was completed in 2008. During 2008 and the first quarter of 2009, we used this facility to train production employees, obtain facility certifications such as ISO certification, install the necessary accounting and information systems and conduct customer audits to better prepare for the full-scale transition of our U.S. operations to Malaysia in 2009. As full-scale production was not completely transitioned to Malaysia until the second quarter of 2009, management believes excluding Malaysia start-up costs from our operations for the reporting periods through the first quarter of 2009 provides investors with a better means of evaluating our current operations. Starting in the second quarter of 2009, we no longer treat costs incurred for our Malaysia operations as a non-GAAP item since the transition of operations and integration of the Malaysia facility was substantially completed during the second quarter of 2009.

b)	Employee stock compensation costs incurred in connection with Statement of Financial Accounting Standards 123R have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

c)	Employee severance relates to one-time costs incurred related to the termination of certain U.S.-based employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

d)

The warranty claim relates to a customer reimbursement request for internally generated costs that they contend were incurred to remediate issues involving a manufacturing defect for compact flash cards purchased and rectified by the Company in prior years.

The Company previously acknowledged the defect in the controller design on certain of its compact flash cards and immediately put a coordinated plan in place in 2006, which was substantially completed prior to 2008, to replace all suspect cards identified by this customer with the Company bearing all costs. The Company has assessed the possible outcomes of the claim and has recorded an estimated liability in the fourth quarter of 2008. The Company views this customer claim for their internal service and repair costs incurred in prior periods as non-recurring and therefore not indicative of current Company performance.

e)	The global tax structuring costs relate primarily to tax consulting, legal fees and filing fees associated with establishing various corporate entities throughout the world, and establishing cost-sharing and transfer pricing agreements among the worldwide entities. These costs were included as a non-GAAP item in 2008 as we believed these expenditures were one-time set-up fees and are therefore not indicative of our recurring operational results. Beginning in the first quarter of 2009 we no longer treat global tax structuring costs as a non-GAAP item because the structuring was substantially completed by the end of 2008.

f)	Intellectual property litigation costs relate to a patent infringement suit filed against us by a competitor on April 14, 2008. We filed our answer to the lawsuit asserting affirmative defenses of non-infringement, invalidity and counter-claimed for a declaratory judgment of non-infringement, invalidity, and unenforceability for all patents in question plus legal fees and costs. In February 2009, the lawsuit was mutually dismissed by both parties and no further costs have been incurred by the Company related to this matter after the first quarter of 2009. Management believes that legal and consulting fees incurred in conjunction with this lawsuit for the periods presented should be excluded when evaluating core operations since management believes these costs are non-recurring.

g)	Research and development employee recruitment fees relate to a core group of engineers hired to begin development of a new product design. In the fourth quarter of 2008, the Company incurred recruiting fees and one-time sign-on bonuses for these core employees. Management believes that the recruiting fees and one-time bonuses incurred for the start-up of this engineering design group is non-recurring and should be excluded from its results when evaluating the Company’s current operations.

h)	Special charges relate to a restructuring plan that we implemented during the first quarter of 2009. These charges included expenses related to a reduction in our workforce and asset impairment charges. The special charges primarily impacted U.S. based operations and employees as part of the overall transition of certain operations to our facility in Penang, Malaysia. The restructuring plan was substantially completed by the end of 2009. Management believes that costs incurred in connection with the restructuring plan which were primarily related to workforce reduction severance costs and consolidation of facilities expenses are non-recurring in nature and should be excluded when evaluating core operations.

i)	In the fourth quarter of 2009, certain class action securities complaints and shareholder derivative actions were filed against the Company and certain officers and directors of the Company. Under our Directors and Officers insurance policies, we are required to pay a deductible of $500,000 for the initial attorneys’ fees and costs incurred related to these lawsuits. After the first $500,000 of attorneys’ fees and costs are incurred, and until our policy limits are exhausted, our insurance carriers, subject to their reservations of rights to deny or limit coverage, should be responsible for covering a substantial portion of the attorneys’ fees and costs associated with our defense of these actions. Management believes the insurance policy deductible is a non-recurring expense and should be excluded when evaluating core operations for fourth quarter of 2009.

j)	Malaysia government grant incentive income relates to proceeds received from the Ministry of International Trade and Industry (“MITI”) in Malaysia. The grants are provided by MITI as incentive for our local subsidiary incurring research and development expenses and employee training costs for its operations in Malaysia. Since the grants represent reimbursement of expenses which were previously adjusted by us as a non-GAAP item under Malaysia start-up costs, we have reversed the related grant reimbursement income from our 2009 non-GAAP results.

k)	During 2008, our effective tax rate increased in excess of its base historical tax rate as the result of the implementation of a global tax structuring plan. The short-term impact of the global tax structuring plan resulted in losses being incurred in foreign jurisdictions with zero tax rates which produced less overall tax benefits for us. For non-GAAP purposes, we have made an adjustment to reflect the full-year 2008 effective tax rates at historical base rate levels. No adjustments have been made to 2009 effective tax rates as the global tax structuring was substantially completed by the end of 2008 and we expect to achieve ongoing tax benefits. Management believes that fluctuations in our effective tax rate during the 2008 implementation of the global tax structuring were temporary and should be excluded when evaluating core operations for that period.

STEC, INC.

Schedule Reconciling GAAP Income From Continuing Operations to Non-GAAP Income From Continuing Operations

($ in thousands, except per share amounts)

(unaudited)

	For the Quarters Ended		For the Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009
GAAP income (loss) from continuing operations	$24,508	$(174)	$71,543

The non-GAAP amounts have been adjusted to exclude the following items:

Excluded from cost of sales:
Malaysia facility start-up costs (a)	$—	$1,850	$2,249
Employee stock compensation (b)	89	21	292
Employee severance (c)	—	211	—
Warranty claim (d)	—	477	—

	89	2,559	2,541

Excluded from operating expenses:
Malaysian facility start-up costs (a)	$—	$1,460	$1,635
Employee stock compensation (b)	1,824	719	4,805
Employee severance (c)	—	73	—
Global tax structuring costs (e)	—	194	—
IP litigation costs (f)	—	1,484	1,249
Hiring and recruiting fees for key R&D employees (g)	—	185	—
Special charges - restructuring costs (h)	(126)	—	3,408
Securities and derivative action litigation costs (i)	500	—	500

	2,198	4,115	11,597

Excluded from other income:
Malaysia government incentive grant income (j)	—	—	(560)

Total non-GAAP adjustments before income tax	2,287	6,674	13,578
Income tax effect on non-GAAP adjustments	(464)	(2,516)	(3,029)

Net effect of adjustments to GAAP net income	1,823	4,158	10,549

Global tax structuring implementation short-term income income tax impact (k)	—	(1,464)	—

Non-GAAP income from continuing operations	$26,331	$2,520	$82,092

GAAP diluted earnings per share from continuing operations	$0.47	$—	$1.41
Impact of non-GAAP adjustments on diluted earnings per share	$0.04	$0.05	$0.20

Non-GAAP diluted earnings per share from continuing operations	$0.51	$0.05	$1.61

(a) - (k) See corresponding footnotes above.

STEC, INC.

Schedule Reconciling Reported Financial Ratios

(unaudited)

	For the Quarters Ended		For the Year Ended,
	December 31, 2009	December 31, 2008	December 31, 2009
GAAP gross profit	50.9%	27.8%	47.7%
Effect of reconciling item on gross profit	0.1%	4.5%	0.7%

Non-GAAP gross profit	51.0%	32.3%	48.4%

STEC, INC.

Selected Non-GAAP Financial Information

($ in thousands)

(unaudited)

	For the Quarters Ended		For the Year Ended,
	December 31, 2009	December 31, 2008	December 31, 2009
GAAP gross profit	$53,926	$15,845	$168,947
Malaysia facility start-up costs (a)	—	1,850	2,249
Employee stock compensation (b)	89	21	292
Employee severance (c)	—	211	—
Warranty claim (d)	—	477	—

Non-GAAP gross profit	$54,015	$18,404	$171,488

(a) - (d) Refer to the corresponding footnotes above.

CONTACT:	STEC, Inc.
Mitch Gellman, Vice President of Investor Relations
(949) 260-8328
ir@stec-inc.com